Free Writing Prospectus
Filed Pursuant to Rule 433

 Registration No. 333-131374

May 23, 2006

                                                                                 BEAR, STEARNS & CO. INC.

ATLANTA • BOSTON • CHICAGO.                                                                                                                                                               ASSET-BACKED SECURITIES GROUP

DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO                                                                                                                     383 Madison Avenue

FRANKFURT • GENEVA • HONG KONG

                                                                                                                                        New York, N.Y. 10179

LONDON • PARIS • TOKYO

                                                                                                                           (212) 272-2000

MBS New Issue Term Sheet

$[486,753,238] (Approximate)

SunTrust Alternative Loan Trust, 2006-1F

Trust

Mortgage Pass-Through Certificates, Series 2006-1F

Certificates

Bear Stearns Asset Backed Securities I LLC

Depositor

SunTrust Mortgage, Inc.

Sponsor, Seller and Servicer

Wells Fargo Bank, N.A.

Master Servicer & Securities Administrator

Bear, Stearns & Co. Inc.  /   SunTrust Robinson Humphrey

UBS Investment Bank

Underwriters

May 10, 2006    (Updated on May 23, 2006)

                                                                                  BEAR, STEARNS & CO. INC.

ATLANTA • BOSTON • CHICAGO.                                                                                                                                                               ASSET-BACKED SECURITIES GROUP

DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO                                                                                                                     383 Madison Avenue

FRANKFURT • GENEVA • HONG KONG                                                                                                                                         New York, N.Y. 10179

LONDON • PARIS • TOKYO

                                                                                                                           (212) 272-2000

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-131374) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary.  This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus.  You may withdraw your offer to purchase Certificates at any time prior to our acceptance of you offer.

The securities referred to in this free writing prospectus are being sold when, as and if issued.  The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                                                                                  BEAR, STEARNS & CO. INC.

ATLANTA • BOSTON • CHICAGO.                                                                                                                                                               ASSET-BACKED SECURITIES GROUP

DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO                                                                                                                     383 Madison Avenue

FRANKFURT • GENEVA • HONG KONG                                                                                                                                         New York, N.Y. 10179

LONDON • PARIS • TOKYO

                                                                                                                           (212) 272-2000

SECURITIES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$[486,753,238] (Approximate)

SunTrust Alternative Loan Trust 2006-1F

Bear Stearns Asset Backed Securities I LLC

Depositor

SunTrust Mortgage, Inc.

Servicer

Offered Certificates

Class (1)	Original Principal Balance ($) (1)	Coupon/ Interest Type	Principal Type	Average Life to call (yrs) (2)	Initial Credit Enhancement % (3)	Legal Final	Expected Ratings (Moody’s/ Fitch)
Class I-A-1	$17,125,000	6.00%	Senior, Pass-Through	9.16	9.10%	[4/25/36]	Aaa/AAA
Class I-A-2	37,250,000	6.00%	Senior, Pass-Through	1.63	9.10%	[4/25/36]	Aaa/AAA
Class I-A-3	34,724,600	6.00%	Senior, Pass-Through	2.80	9.10%	[4/25/36]	Aaa/AAA
Class I-A-4	7,390,100	6.00%	Senior, Pass-Through	7.98	9.10%	[4/25/36]	Aaa/AAA
Class A-R	100	6.00%	Senior/Residual	0.07	9.10%	[4/25/36]	Aaa/AAA
Class II-A	234,202,000	6.50%	Senior, Pass-Through	3.92	9.10%	[4/25/36]	Aaa/AAA
Class III-A	122,203,400	(4)	Senior, Pass-Through	3.93	9.10%	[4/25/36]	Aaa/AAA
Class III-S	(5)	(6)	Senior, Pass-Through		9.10%	[4/25/36]	Aaa/AAA
Class PO	1,607,038	(7)	Principal Only	4.42	9.10%	[4/25/36]	Aaa/AAA
Class X	(8)	(9)	Variable Rate IO		9.10%	[4/25/36]	Aaa/AAA
Class B-1	13,750,000	(10)	Subordinate	10.64	6.35%	[4/25/36]	Aa2/AA
Class B-2	10,501,000	(10)	Subordinate	10.64	4.25%	[4/25/36]	A2/A
Class B-3	8,000,000	(10)	Subordinate	10.64	2.65%	[4/25/36]	Baa2/BBB

Non-Offered Certificates

Class B-4	$6,749,000	(10)	Subordinate
Class B-5	3,251,000	(10)	Subordinate
Class B-6	3,250,809	(10)	Subordinate

Notes

(1)

The Certificate sizes are approximate and subject to a +/-10% variance.

(2)

Based on the Pricing Speed Assumption: 8% CPR in month 1, building to 20% CPR by month 12, and remaining constant at 20% CPR thereafter.

(3)

The Credit Enhancement percentages are preliminary and are subject to change based upon the final pool as of the Cut-off Date and additional rating agency analysis.

(4)

The Class III-A Certificates will accrue interest at an annual rate of one-month LIBOR plus [0.35]% per annum, subject to a maximum rate of 7.50% per annum and a minimum rate of [0.35]% per annum.

(5)

The Class III-S Certificates will have a notional balance equal to the aggregate principal balance of the Class III-A Certificates.

(6)

The Class III-S Certificates will accrue interest at an per annum rate equal to 7.15% minus one-month LIBOR, subject to a maximum rate of 7.15% and a minimum rate of 0.00%.

(7)

The Class PO Certificates are Principal Only Certificates.

(8)

The Class X Certificates will have a notional balance equal to the aggregate principal balance of the mortgage loans with a net mortgage rate greater than 7.500% per annum.  The initial notional amount for the Class X Certificates will be $[17,326,810].

(9)

The Class X Certificates will accrue interest at a variable pass-through rate equal to the excess, if any, of (x) the weighted average of the net mortgage rates greater than 7.500% per annum, over (y) 7.500% per annum.  The pass-through rate of the Class X Certificate for the initial interest accrual period will be approximately [0.216]% per annum.

(10)

Interest will accrue on the Class B Certificates for each Distribution Date at a variable per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Subgroup) of (i) with respect to Subgroup I, [6.000]% , (ii) with respect to Subgroup II, [6.500]% and (iii) with respect to Subgroup III, [7.500]%..  For the initial distribution date in June 2006, this rate is expected to be approximately [6.663]% per annum.

Rating Agency Contacts:

Moody’s:

Odile Boucher

(212) 553-1382

Fitch:

Lee Tam-Blumenthal

(212) 908-0323

Trust:

SunTrust Alternative Loan Trust, 2006-1F

Co-Lead Managers:

Bear, Stearns & Co. Inc. / SunTrust Robinson Humphrey

Co-Manager:

UBS Investment Bank

Sponsor, Seller and Servicer:

SunTrust Mortgage, Inc.

Depositor:

Bear Stearns Asset Backed Securities I LLC.

Master Servicer and

Securities Administrator:

Wells Fargo Bank, N.A.

Trustee:

HSBC Bank USA, National Association

Custodian:

SunTrust Bank

Cut-off Date:

May 1, 2006

Closing Date:

May 30, 2006

Collection Period:

The 2nd day of each month through the 1st day of the following month.

Distribution Date:

25th of each month, or next business day, commencing June 2006.

The Certificates:

The trust will issue the following classes of certificates:

The Class I-A-1, I-A-2, I-A-3, I-A-4, II-A, III-A, III-S, PO, X and A-R Certificates (the “Senior Certificates”);

The Class B-1, B-2, B-3, B-4, B-5 and B-6 Certificates (the “Subordinate Certificates”).

The Offered Certificates:

The Class I-A-1, I-A-2, I-A-3, I-A-4, II-A, III-A, III-S, PO, X, B-1, B-2, B-3 and A-R Certificates.

The Non-Offered Certificates:

The Class B-4, B-5 and B-6 Certificates will not be offered hereunder.

LIBOR Certificates:

The Class III-A and III-S Certificates.

Interest Only Certificates:

The Class X Certificates.

Principal Only Certificates:

The Class PO Certificates.

Residual Certificates:

The Class A-R Certificates.

Day Count:

30/360

Interest Payments:

Interest will accrue at the rate specified on the summary page hereof, on each interest bearing-class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for the interest-bearing classes of certificates, other than the LIBOR Certificates, for any distribution date will be the calendar month before the distribution date.  The interest accrual period for the LIBOR Certificates for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month in which the distribution date occurs.

Pricing Speed Assumption:

100% PPC:  8% in month 1, building to 20% by month 12, and remaining constant at 20% CPR thereafter.

Optional Call:

10% cleanup call

Remittance Type:

Scheduled/Scheduled

Form of Registration:

The investment grade Certificates will be issued in book-entry form through DTC, Clearstream and Euroclear.  For each Class of Offered Certificates (other than the Class X and A-R Certificates), $100,000 and multiples of $1 in excess thereof, except that one certificate from each class will be issued in a different amount to reflect the remainder of the class.  For the Class X Certificates, $1,000,000 and multiples of $1 in excess thereof, except that one certificate from each class will be issued in a different amount to reflect the remainder of the class.  The Class A-R Certificates will be issued as a single certificate of $100.

SMMEA:

The Senior Certificates and the Class B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

ERISA:

The Offered Certificates (other than the Class A-R Certificates) are expected to be ERISA eligible.  Prospective investors should review with the legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

Legal Structure:

REMIC

The Pooling and Servicing

Agreement:

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Closing Date, among the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee.

Advancing Obligation:

Subject to certain limitations, the Servicer will be required to advance (any such advance, an “Advance”) prior to each remittance date an amount equal to the aggregate of payments of principal and interest (net of the Servicing Fee and Master Servicing Fee) which were due on the related due date on the Mortgage Loans and which were delinquent on the related determination date.  Advances made by the Servicer will be made from its own funds or funds available for future distribution.  The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO property or Mortgaged Property relating to such Mortgage Loan, to the extent such Advance is deemed recoverable.

Optional Termination Date:

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, the Servicer may, at its option, subject to certain conditions, purchase the Mortgage Loans, which would effect an early retirement of the Certificates.  In addition, if the servicer or its designee does not exercise the option as described above, the master servicer may, at its option, subject to certain conditions, purchase the Mortgage Loans after the first distribution date on which the aggregate Stated Principal Balance of the Mortgage Loans is less the 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date.

The Mortgage Loans:

The mortgage loans will consist of fixed-rate, conventional, fully-amortizing mortgage loans secured by first liens on one- to four-family properties, and will be divided into three subgroups:

The Mortgage Loans will be divided into three separate subgroups (“Subgroup I”, “Subgroup II” and “Subgroup III”, collectively referred to as “Subgroup”).

The “Subgroup I Loans” includes all of the Mortgage Loans with a Net Mortgage Rate of less than or equal to 6.00% per annum. It also includes the “Subgroup I Fraction” of the principal balance of all of the Mortgage Loans with a Net Mortgage Rate greater than 6.00% per annum and less than 6.50% per annum.  The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class A-R and Class PO Certificates will be paid from the mortgage loans (or portions of those mortgage loans) relating to Subgroup I.

“Subgroup I Fraction” — With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 6.00% per annum and less than 6.50% per annum, a fraction, (x) the numerator of which is equal to 6.50% minus the Net Mortgage Rate of such Mortgage Loan, and (y) the denominator of which is equal to 0.50%.

The “Subgroup II Loans” includes all of the Mortgage Loans with a Net Mortgage Rate equal to 6.50% per annum. It also includes the “Subgroup II-A Fraction” of the principal balance of all of the mortgage loans with a Net Mortgage Rate greater than 6.00% per annum and less than 6.50% per annum and the “Subgroup II-B Fraction” of the principal balance of all of the mortgage loans with a Net Mortgage Rate greater than 6.50% per annum and less than 7.50% per annum.  The Class II-A Certificates will generally be paid from the mortgage loans (or portions of those mortgage loans) relating to Subgroup II.

Subgroup II-A Fraction — With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 6.00% per annum and less than 6.50% per annum, a fraction, (x) the numerator of which is equal to Net Mortgage Rate minus 6.00% per annum of such Mortgage Loan, and (y) the denominator of which is equal to 0.50%.

Subgroup II-B Fraction — With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 6.50% per annum and less than 7.50% per annum, a fraction, (x) the numerator of which is equal to 7.50% per annum minus the Net Mortgage Rate of such Group I Mortgage Loan, and (y) the denominator of which is equal to 1.00%.

The “Subgroup III Loans” includes all of the Mortgage Loans with a Net Mortgage Rate greater than or equal to 7.50% per annum. It also includes the “Subgroup III Fraction” of the principal balance of all of the Mortgage Loans with a Net Mortgage Rate greater than 6.50% per annum and less than 7.50% per annum.  The Class III-A Certificates will be paid from the mortgage loans relating to Subgroup III.

Subgroup III Fraction — With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 6.50% per annum and less than 7.50% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Rate of such Mortgage Loans minus 6.50% per annum, and (y) the denominator of which is equal to 1.00%.

Servicing Fee:

The Servicing Fee is payable out of the interest payments received on each Mortgage Loan.  The “Servicing Fee” consists of servicing compensation payable to the Servicer in respect of its servicing activities.  The Servicing Fee will accrue on the Stated Principal Balance of each Mortgage Loan at a rate (the “Servicing Fee Rate”) equal to 0.500% per annum.

Master Servicing Fee:

The Master Servicing Fee is payable out of the interest payments           received on each Mortgage Loan.  The “Master Servicing Fee” consists of compensation payable to the Master Servicer in respect of its activities.  The Master Servicing Fee will accrue on the Stated Principal Balance of each Mortgage Loan at a rate (the “Master Servicing Fee Rate”) equal to 0.0175% per annum.

Compensating Interest:

The aggregate Servicing Fee payable to the Servicer for any month will be reduced by an amount equal to the lesser of (a) aggregate prepayment interest shortfall for the Mortgage Loans for such Distribution Date and (b) the product of one-twelfth of 0.125% and the aggregate Scheduled Principal Balance of the mortgage loans.  Such amounts will be used to cover full or partial prepayment interest shortfalls, if any, on the Mortgage Loans.

Net Mortgage Interest Rate:

The “Net Mortgage Interest Rate” of a Mortgage Loan is the excess of its mortgage interest rate over the sum of the Servicing Fee Rate and the Master Servicing Fee.

Interest Distributions:

The amount of interest that will accrue on each interest-bearing class of Offered Certificates during each interest accrual period is equal to:

a) one-twelfth of the pass-through rate for each class multiplied by the class balance or notional amount of such class on the Distribution Date, minus

b) the amount allocated to such class of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans, interest rate limitations applicable to certain military or similar personnel and interest losses allocated to such class.

The Class PO Certificates are Principal Only Certificates and will not be entitled to distributions of interest.

Under certain limited circumstances, the unpaid interest amounts for a Group of Senior Certificates will be payable from amounts otherwise distributable as principal on the Class B Certificates, in reverse order of numerical designation.

Class X Notional Amount:

With respect to any distribution date, an  amount equal to the aggregate Scheduled Principal Balance of the mortgage loans with a Net Mortgage Rate greater than or equal to 7.50% per annum as of the Cut-off Date. The initial Class X Notional Amount will be $17,326,810.

Class III-S Notional Amount:

For any distribution date will be equal to the Class Certificate Principal Balance of the Class III-A Certificates immediately preceding such distribution date. The initial Class III-S Notional Amount is equal to $122,203,400.

Class Balance:

The “class balance” of a class of Certificates at any time will be equal to its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class.

Non-PO Percentage:

With respect to any mortgage loan with a Net Mortgage Rate less than 6.00% per annum, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to 6.00% per annum. With respect to any other mortgage loan, 100%.

PO Percentage:

With respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such mortgage loan.

Discount Mortgage Loan:

With respect to the Class PO Certificates, any mortgage loan with a Net Mortgage Rate less than 6.00% per annum.

Class PO Certificate

Deferred Amount:

As to each distribution date through the Credit Support Depletion Date, the aggregate of all amounts allocable on such dates to the Class PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans and the Class PO Certificate Cash Shortfall, and all amounts previously allocated in respect of such losses and such shortfalls to the Class PO Certificates and not distributed on prior distribution dates.

Credit Enhancement:

Credit Enhancement for the Certificates will be provided by a senior/subordinate shifting interest structure. The Subordinate Certificates provide credit enhancement for the Senior Certificates.

Credit Support Depletion Date:

The distribution date on which the Certificate Principal Balances of the Subordinate Certificates are reduced to zero.

Class PO Certificate Principal

Distribution Amount:

The Class PO Certificates shall be entitled to distributions from the mortgage pool. With respect to each distribution date, the Class PO Certificate Principal Distribution Amount will be an amount equal to the sum of:

(i)

the related PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)

the related PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

(iii)

the related PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan received during the applicable Prepayment Period;

(iv)

the lesser of (a) the related PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the related PO Percentage of the sum of (A) the Scheduled Principal Balance of each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in immediately following clause (B)) and (B) the Scheduled Principal Balance of each such mortgage loan in that was purchased by an insurer from the Trustee during the (i) related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

(v)

the related PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan which was repurchased by the Seller in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan that has been replaced by the Seller with a substitute Discount Mortgage Loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

Lockout Certificates:

The Class I-A-1 Certificates.

Class I-A-1 Lock Percentage:

For any distribution date, a fraction, the numerator of which is the Certificate Principal Balance of the Class I-A-1 Certificates plus 6,369,000 immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates immediately prior to that distribution date.

Lockout Priority Amount:

For any distribution date on or prior to the distribution date in

May 2011, zero. For any distribution date after the distribution date in

May 2011, the lesser of (A) the sum of (i) the Class I-A-1 Scheduled Principal for such distribution date, (ii) the  Class I-A-1 Voluntary Principal for such distribution date and (iii) the  Class I-A-1 Recovered Principal for such distribution date and (B) the product of (x) the aggregate of the collections described in the definition of Subgroup Senior Principal Distribution Amount for such distribution date multiplied by (y) 98.00%.

Class I-A-1 Recovered Principal:

With respect to any distribution date, the product of (i) the Class I-A-1

Lock Percentage, (ii) the aggregate of the collections described in clauses “(4)” and “(5)” of the definition of Subgroup Senior Principal Distribution Amount for such distribution date (without the application of the Subgroup Senior Percentage) and (iii) the Shift Percentage for such distribution date.

Class I-A-1 Scheduled Principal:

With respect to any distribution date, the product of (i) the Class I-A-1

Lock Percentage multiplied by (ii) the aggregate of the collections described in clause “(1)” of the definition of Subgroup Senior Principal Distribution Amount for such distribution date.

Class I-A-1 Voluntary Principal:

With respect to any distribution date, the product of (i) the Class I-A-1

Lock Percentage, (ii) the aggregate of the collections described in clauses “(2)” and “(3)” of the definition of Subgroup Senior Principal Distribution Amount for such distribution date (without the application of the Subgroup Senior Percentage) and (iii) the Shift Percentage for such distribution date.

Subgroup Balance

(Non-PO Portion):

With respect to any subgroup and any distribution date, an amount equal to the sum of the product, for each related mortgage loan or portion thereof, as applicable, in such subgroup, of the Non-PO

Percentage of such mortgage loan or portion thereof, as applicable,

multiplied by its Scheduled Principal Balance on the due date in the month preceding the month of such distribution date.

Group Subordinate Amount:

The "Group Subordinate Amount" with respect to each Distribution Date and each subgroup is equal to the excess of the Pool Principal Balance (Non-PO Portion) for such subgroup over the aggregate class balance of the Senior Certificates (but not the PO) of such subgroup immediately prior to such date.

Pool Distribution Amount:

The “Pool Distribution amount” for each Subgroup with respect to any Distribution Date, will be determined by reference to amounts received in connection with the Mortgage Loans in such Subgroup, less certain reimbursable expenses and indemnity payments, and will generally be equal to the sum of:

(a)

all scheduled installments of interest (net of the Servicing Fees) and principal due on the Mortgage Loans in such Subgroup on the due date in the calendar month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating  Interest allocable to the Mortgage Loans in such Subgroup;

(b)

all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Subgroup, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Subgroup, by foreclosure or otherwise (collectively, “Liquidation Proceeds”), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

(c)

all partial or full prepayments received on the Mortgage Loans in such Subgroup during the calendar month preceding the month of that Distribution Date (other than early prepayments of scheduled installments of principal and interest received during such period that are intended by the related mortgagor to be applied on subsequent due dates (“Payaheads”));

(d)

amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loans in such Subgroup or amounts received in connection with the optional termination of the Trust by the Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement; and

(e)

any amounts required to be paid by the Originator or the Seller to the Trust during the prior calendar month with respect to the Mortgage Loans in such Subgroup as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the “Reimbursement Amount”), net of any portion thereof used to reimburse any class of certificates that previously bore a loss as a result of such breach.

Non-PO Percentage:

The “Non-PO Percentage” with respect to any Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 6.00% (each such Mortgage Loan, a “Discount Mortgage Loan”) will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 6.00%.  The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 6.00% (each such Mortgage Loan, a “Premium Mortgage Loan”) will be 100%.

Subgroup Principal Distribution

Amount:

With respect to each of Subgroup I, Subgroup  II and Subgroup III Certificates and each distribution date will be an amount equal to the sum of the greater than the aggregate Certificate Principal Balances of each of the Subgroup I, Subgroup II and Subgroup III Certificates, as applicable, immediately prior to such distribution date):

(1)

the applicable Subgroup Senior Percentage of the related Non-PO Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)

the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan in the related subgroup which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

(3)

the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to the mortgage loans in the related subgroup;

(4)

the lesser of (a) the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related subgroup during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related subgroup purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Subgroup Senior Percentage of the related Non-PO Percentage of the sum of (i) the Scheduled Principal Balance of each mortgage loan in the related subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii) and (ii) the Scheduled Principal Balance of each such mortgage loan in the related subgroup that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

(5)

the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related subgroup which was repurchased by the Issuer in connection with such distribution date and (b) the excess, if any, of the Scheduled Principal Balance of each mortgage loan in the related subgroup that has been replaced by the Issuer with a substitute mortgage loan pursuant to the mortgage loan purchase agreement, dated as of the Cut-off Date, between the sponsor and the depositor, in connection with such distribution date over the Scheduled Principal Balance of each such substitute mortgage loan.

The PO Percentage:

The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be zero.

Non-PO Principal Amount:

The Non-PO Principal Amount for any Distribution Date and any Loan Group will be equal to the sum of the applicable “Non-PO Percentage” of (a) the principal portion of each monthly payment, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller and the principal portion of any amount allocated to such loan Group in connection with an optional termination, (c) any substitution adjustment payments in connection with any defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any liquidation proceeds allocable to recoveries of principal of any Mortgage Loans in such Loan Group that are not yet liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received with respect to such Mortgage Loan during the related collection Period with respect to such Mortgage Loan and (f) all full and partial principal prepayments on any Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

PO Principal Amount:

The PO Principal Amount for any Distribution Date and any Loan Group will equal the sum of the applicable PO Percentage of (a) the principal portion of each monthly payment due on each Discount Mortgage Loan in such Loan Group, (b) the Stated Principal Balance, as of the date of repurchase, of each Discount Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller and the principal portion of any amount allocated to such Loan Group in connection with an optional termination, (c) any substitution adjustment payments in connection with any defective Discount Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any liquidation proceeds allocable to recoveries of principal of any Discount Mortgage Loans in such Loan Group that are not yet liquidated Mortgage Loans received during the calendar month preceding the month of that distribution Date, (e) with respect to each Discount Mortgage Loan in such Loan group that became a liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received with respect to such Discount Mortgage Loan during the calendar month preceding the month of that Distribution Date with respect to such Discount Mortgage Loan and (f) all full and partial principal prepayments on any Discount Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

“Stated Principal Balance” means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

The “Pool Principal Balance” for a Subgroup with respect to any Distribution Date equals the aggregate Stated Principal Balances of the Mortgage Loans in such Subgroup outstanding on the due date in the month preceeding the month of such Distribution Date.

The “Pool Principal Balance (Non-PO Portion)” for a Subgroup with respect to any Distribution Date equals the sum of the product, for each Mortgage Loan in such Subgroup, of the Non-PO Percentage of such Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceeding the month of such Distribution Date.

Senior Principal

Distribution Amount:

The Senior Principal Distribution Amount for a Subgroup for any Distribution Date will equal the sum of (i) the Senior Percentage for such Subgroup of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of “Non-PO Principal Amount” for such Loan Group and such Distribution Date and (ii) the Senior Prepayment Percentage for such Subgroup of the applicable Non-PO Percentage of all amounts described in clauses (e) and (f) of the definition of “Non-PO Principal Amount” for such Loan Group and such Distribution Date subject to certain reductions due to losses.

Subordinate Principal

Distribution Amount:

The Subordinate Principal Distribution Amount for a Subgroup for any Distribution Date will equal the sum of (i) the Subordinate Percentage for such Subgroup of the applicable Non-PO Percentage all amounts described in clauses (a) through (d) of the definition of “Non-PO Principal Amount” for such Loan Group and such Distribution Date and (ii) the Subordinate Prepayment Percentage for such Subgroup of the applicable Non-PO Percentage of all amounts described in clauses (e) and (f) of the definition of “Non-PO Principal Amount” for such Loan Group and such Distribution Date.

Senior Percentage:

The Senior Percentage for a Subgroup on any Distribution Date will equal (i) the aggregate class balance of the Senior Certificates of the related Subgroup (but not the related PO Component) immediately prior to such date, divided by (ii) the aggregate Pool Principal Balance (Non-PO Portion) of such Subgroup for such date.

Subordinate Percentage:

The Subordinate Percentage for a Subgroup for any Distribution Date will equal 100% minus the Senior Percentage for such Subgroup for such date.

Subordinate Prepayment

Percentage:

The Subordinate Prepayment Percentage for a Subgroup for any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Subgroup for such date.

Senior Credit Support

Depletion Date:

The "Senior Credit Support Depletion Date" is the date on which the aggregate class balance of the Subordinate Certificates has been reduced to zero.

Priority of Distributions:

The aggregate amount available for distributions to the Senior Certificates and the Subordinate Certificates on each distribution date (except to the extent of the Class PO Certificate Deferred Amounts) will be the Pool Distribution Amount.

(A)

On each distribution date, the Pool Pool Distribution Amount will be as follows:

(i)

pro rata, to each class of Senior Certificates, the Accrued Certificate Interest for each such class for such distrubution date.  As described below, accrued interest on the Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

(ii)

pro rata, to each class of Senior Certificates, the Accrued Certificate Interest for each such class remaining undistributed from previous distribution dates, in each case to the extent of the remaining Pool Distribution Amount;

(iii)

to the classes of Senior Certificates entitled to receive distributions of principal, based on the applicable Subgroup Principal Distribution Amount, in each case in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)

to the Class PO Certificates, to pay any applicable Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Pool Distrubution Amountm until the Certificate Principal Balance thereof has been reduced to zero; and

(v)

to the Class PO Certificates, the applicable Class PO Certificate Deferred Amount; provided that, (i) on any distribution date, distributions pursuant to this priority (5) shall not exceed the excess, if any, of (x) Pool  Distribution Amount remaining after giving effect to distributions pursuant to priorities (1) through (4) above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of the Class PO Certificates and (iii) no distribution will be made in respect of any Class PO Certificate Deferred Amount on or after the Credit Support Depletion Date.

(B)

Except as described in paragraphs (C) and (D) below, on each distribution date prior to the Credit Support Depletion Date, an amount equal to the remaining Pool Distribution Amount after the distributions in clause (A) above will be distributed sequentially in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order:

(i)

the Accrued Certificate Interest thereon for such distribution date;

(ii)

any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates;

(iii)

such class’s Allocable Share for such distribution date, in each case, to the extent of the remaining Pool Distribution Amount.

(C)

On each distribution date prior to the Credit Support Depletion Date, but after the reduction of the Certificate Principal Balance of all of the Senior Certificates related to a subgroup to zero, the remaining class or classes of Senior Certificates in the remaining subgroups (other than the Class III-S, Class X and Class PO Certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective subgroup allocated to such Senior Certificates, 100% of the Principal Prepayments on any mortgage loan in the subgroup or subgroups relating to the class or classes of Senior Certificates of the fully repaid subgroup; provided, however, if (A) the weighted average of the Subgroup Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subgroup Subordinate Percentages or (B) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the related Group Subordinate Amount does not equal or exceed 50%, then the additional allocation of Principal Prepayments to the Subgroup I Certificates, Subgroup I Certificates and Subgroup III Certificates in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any mortgage loan relating to the fully repaid class or classes of Senior Certificates will be allocated to the Subordinate Certificates.

(D)

If on any distribution date on which the aggregate Certificate Principal Balance of the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related subgroup and any Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates (other than the Class III-S, Class X and Class PO Certificates), pro rata, based upon their Certificate Principal Balances immediately prior to such distribution date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of the Subgroup I Certificates, Subgroup

II Certificates and Subgroup III Certificates, as applicable, is equal to the aggregate Scheduled Principal Balance of the mortgage loans in its related subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of the

Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates (other than the Class III-S, Class X Certificates and Class PO Certificates), as applicable, over (y) the aggregate Scheduled Principal Balance of the mortgage loans in the related subgroup. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated in reverse order of the Subordinate Certificates’ numerical designations, commencing with the Class B-6 Certificates.

(E)

If, after distributions have been made pursuant to priorities (1) and (2) of clause (A) above on any distribution date, the remaining Pool Distribution Amount related to Subgroup I is less than the sum of the Subgroup I Principal Distribution Amount and the Class PO Certificate Principal Distribution Amount, or the remaining Pool Distribution Amount related to Subgroup II is less than the Subgroup II Principal Distribution Amount, or the remaining Pool Distribution Amount related to Subgroup III is less than the Subgroup III Principal Distribution Amount, such amounts shall be reduced, and such remaining funds will be distributed to the related Senior Certificates on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with priority (4) of clause (A) above, and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference for the Class PO Certificates, the “Class PO Certificate Cash Shortfall”). The Class PO Certificate Cash Shortfall with respect to any distribution date will be added to the Class PO Certificate Deferred Amount.

(F)

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Class PO Certificates) will be disregarded, and the aggregate amount of any Subgroup Principal Distribution Amounts will be distributed to such certificates (other than the Class PO Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and an amount equal to the Class PO Certificate Principal Distribution Amount will be distributed to the Class PO Certificates. On each distribution date, any Pool Distribution Amount remaining after payment of interest and principal to the classes of certificates entitled thereto, in each case as described above, will be distributed to the Class A-R Certificates; provided that, if on any distribution date there is any Pool Distribution Amount remaining after payment of interest and principal to a class or classes of certificates entitled thereto, such amounts will be distributed to the other classes of Senior Certificates, pro rata, based upon their Certificate Principal Balances, until all amounts due to all classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class A-R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.  In addition, on the distribution date in June 2006, the Class A-R Certificates will be paid $100, in reduction of their Certificate Principal Balance, from funds deposited into the distribution account by the depositor on the Closing Date.

Principal Distributions on the Senior Certificates

Principal Distributions in reduction of the Certificate Principal Balance of the Senior Certificates (other than the Class III-S and Class X Certificates) will be allocated to such certificates in an aggregate amount as follows:

Subgroup I Principal Distribution Amount

On each distribution date, an amount, up to the amount of the Subgroup I Senior Principal

Distribution Amount for that distribution date, will be distributed as principal, in the following order of priority:

1. to the Class A-R Certificate, in reduction of the Certificate Principal Balance thereof, until the

    Certificate Principal Balance thereof has been reduced to zero;

2. to the Class I-A-1 Certificates, the Lockout Priority Amount for such distribution date, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

3. to the Class I-A-2 Certificates, the lesser of (i) $1,000 and (ii) the Certificate Principal Balance

    thereof, until the Certificate Principal Balance thereof has been reduced to zero;

4. to the Class I-A-3 Certificates, the lesser of (i) $500,000 and (ii) the Certificate Principal Balance

    Thereof, until the Certificate Principal Balance thereof has been reduced to zero;

5. to the Class 1-A-2 Certificates, in reduction of the Certificate Principal Balance thereof, until the

    Certificate Principal Balance thereof has been reduced to zero;

6. to the Class 1-A-3 Certificates, in reduction of the Certificate Principal Balance thereof, until the

    Certificate Principal Balance thereof has been reduced to zero;

7. to the Class 1-A-4 Certificates, in reduction of the Certificate Principal Balance thereof, until the

    Certificate Principal Balance thereof has been reduced to zero; and

8. to the Class 1-A-1 Certificates, in reduction of the Certificate Principal Balance thereof (without regard to the Lockout Priority Amount for such distribution date), until the Certificate Principal

    Balance thereof has been reduced to zero.

Subgroup II Principal Distribution Amount

On each distribution date, an amount, up to the amount of the Subgroup II Senior Principal Distribution Amount for that distribution date, will be distributed as principal, to the Class II-A Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero.

Subgroup III Principal Distribution Amount

On each distribution date, an amount, up to the amount of the Subgroup III Senior Principal Distribution Amount for that distribution date, will be distributed to the Class III-A Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero.

The definition of Subgroup Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related subgroup based on the related Subgroup Senior Prepayment Percentage, rather than the related Subgroup Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Subgroup Senior Percentage allocates scheduled payments of principal between the Senior Certificates of a subgroup (other than the Lockout Certificates) and the percentage interest of such subgroup evidenced by the Subordinate Certificates on a pro rata basis,

the Subgroup Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Certificates of the related subgroup (other than the Lockout Certificates) for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates of a subgroup (other than the Lockout Certificates) over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Senior Certificates (other than the Lockout

Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each subgroup evidenced by the Subordinate

Certificates. Increasing the respective percentage interest in a subgroup of the Subordinate

Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

The initial Subgroup Senior Percentage for the Senior Certificates of each subgroup will be approximately 90.87% per annum for Subgroup I, 90.87% per annum for Subgroup II, and 90.87% for

Subgroup III.

For purposes of all principal distributions described above with respect to the certificates and for calculating the applicable Subgroup Principal Distribution Amount, Subgroup Senior Percentage

and Subgroup Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans to be made on such distribution date.

Principal Distributions on the Subordinate Certificates

Distributions in reduction of the Certificate Principal Balances of the Subordinate Certificates

will be made in accordance with such priority: the Pool Distribution Amount, if any,

remaining after distributions of principal and interest on the class or classes of related Senior

Certificates on such distribution date will be allocated to the Subordinate Certificates in an amount equal to each such class’s Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

All unscheduled principal collections on the mortgage loans not otherwise distributable to the

Senior Certificates (other than the Class III-S and Class X Certificates) will be allocated on a pro rata basis among the class of Subordinate Certificates with the highest payment priority then outstanding and each other class of Subordinate Certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6

Certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any,

subordinate thereto.

As stated above, during the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a subgroup will be allocated to the Senior Certificates in the related subgroup, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this free writing prospectus, unless certain loss and delinquency tests are satisfied. In addition, if on any distribution date, the percentage,

the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates of a subgroup immediately preceding such distribution date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans in the related subgroup, as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Subgroup Senior Prepayment Percentage for the Senior Certificates of each subgroup will equal 100%.

The initial Subordinate Percentage for each subgroup will be approximately 9.13% per annum for Subgroup I, 9.13% per annum for Subgroup II, and 9.13% for Subgroup III.

Subgroup Senior Prepayment

Percentage:

The Subgroup Senior Prepayment Percentage for the Subgroup I, Subgroup II and Subgroup II Certificates, on any distribution date occurring during the periods set forth below will be as follows:

Distribution Date

Subgroup Senior Prepayment

   Percentage

Months 1-60

100%;

Months 61-72

Subgroup Senior Percentage for the related Subgroup Certificates plus 70% of the related Subgroup Subordinate Percentage;

Months 73-84

Subgroup Senior Percentage for the related Subgroup Certificates plus 60% of the related Subgroup Subordinate Percentage;

Months 85-96

Subgroup Senior Percentage for the related Subgroup Certificates plus 40% of the related Subgroup Subordinate Percentage;

Months 97-108

Subgroup Senior Percentage for the related Subgroup Certificates plus 20% of the related Subgroup Subordinate Percentage;

Months 109+

Subgroup Senior Percentage for the     related Subgroup Certificates.

Provided, however, if on any Distribution Date the sum of the class balances of the Senior Certificates divided by the aggregate principal balance of the Mortgage Loans (the “Aggregate Subgroup Senior Percentage”) exceeds such percentage calculated as of the Closing Date, then the Senior Subgroup Prepayment Percentage for each Subgroup for such Distribution Date will equal 100%.

No decrease in the Senior Subgroup Prepayment Percentages for the Subgroups will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Mortgage Loans in the aggregate:  (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loan in foreclosure, and REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of Class B Certificates, is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate balance of the Class B Certificates as of the Closing Date (the “Original Subordinate Principal Balance”) indicated below:

Distribution Date

% of Original Subordinate Principal Balance

Months 61-72

  30%

Months 73-84

  35%

Months 85-96

  40%

Months 97-108

  45%

Months 109+

  50%

Shift Percentage:

For any distribution date during the five years beginning on the first

Distribution date, 0%; and thereafter, for any distribution date occurring on or after the fifth anniversary of the first distribution date, as follows: for any distribution date in the first year thereafter, 30%; for any distribution date in the second year thereafter, 40%; for any distribution date in the third year thereafter, 60%; for any distribution date in the fourth year thereafter, 80%; and for any subsequent distribution date, 100%.

Allocation of Losses:

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan in a Loan Group will be allocated to the applicable PO Component of that Loan Group, until the component balance is reduced to zero. Such allocation will be effected on each Distribution Date by reducing the component balance of the PO Component of each Group, if and to the extent that such component balance (after taking into account the amount of all distributions to be made to such Group on such Distribution Date) exceeds the related Adjusted Pool Amount (PO Portion) for the related Loan Group for such Distribution Date. The amount of any such Realized Loss allocated to a PO Component will be treated as a “Class PO Deferred Amount.” To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amounts, the Class PO Deferred Amounts for the PO Component of a Group will be paid on such PO Component prior to distributions of principal on the Class B Certificates. Payments of the Class PO Deferred Amounts will be made from the principal payable to the Subordinate Certificates beginning with the principal payable to the class of Subordinate Certificates with the highest numerical class designation. Any distribution in respect of unpaid Class PO Deferred Amounts for a PO Component will not further reduce the component balance of such PO Component. The Class PO Deferred Amounts will not bear interest. The class balance of the class of Class B Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts for the PO Components. Any excess of these Class PO Deferred Amounts over the class balance of that class will be allocated to the next most subordinate class of Class B Certificates to reduce its class balance and so on, as necessary.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the Class B Certificates in the reverse order of their numerical class designations (beginning with the class of Class B Certificates then outstanding with the highest numerical class designation), in each case until the class balance of such class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Group (but not the applicable PO Component) pro rata based on their respective class balances. Such allocation will be effected on each such Distribution Date by reducing the class balance of the class of Class B Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of Senior Certificates (but not the Class X-PO Certificates) and the Class B Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Amounts (Non-PO Portion) for such Distribution Date for all Loan Groups.

After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates (but not the component balance of the PO Component) of a Group then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates (but not the PO Component) of such Group pro rata based on their respective class balances.

Adjusted Pool Amount:

The Adjusted Pool Amount for a Subgroup will equal the aggregate unpaid principal balance of the Mortgage Loans in such Subgroup as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Subgroup (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Subgroup from the Cut-off Date through the end of the month preceding such Distribution Date.

Adjusted Pool Amount

(PO Portion):

The Adjusted Pool Amount (PO Portion) for a Loan Group will equal the sum as to each Mortgage Loan outstanding in such Loan Group as of the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

Adjusted Pool Amount

(Non-PO Portion):

The Adjusted Pool Amount (Non-PO Portion) for a Loan Group will equal the difference between the Adjusted Pool Amount for such Loan Group and the Adjusted Pool Amount (PO Portion) for such Loan Group.

Description of Seller and

Servicer:

SunTrust Mortgage, Inc. (“SunTrust Mortgage”) is a wholly-owned subsidiary of SunTrust Bank, a Georgia chartered bank.  SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc., one of the nation's largest commercial banking organizations. As of March 31, 2006, SunTrust Banks, Inc. had total assets of $178.9 billion and total deposits of $122.0 billion. SunTrust Bank operates an extensive distribution network primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia, and also serves customers in selected markets nationally.  SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey Division, is one of the underwriters and an affiliate of SunTrust Mortgage.

Currently, SunTrust Mortgage, Inc. originates loans through 170 locations in its markets and adjacent states, maintains correspondent and broker relationships in 49 states, and services loans in 50 states and the District of Columbia. SunTrust Mortgage, Inc. is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans and (ii) servicing residential mortgage loans for its own account or for the account of others. SunTrust Mortgage, Inc. is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association. SunTrust Mortgage, Inc. is headquartered in Richmond, Virginia. Its parent, SunTrust Bank, is headquartered in Atlanta, Georgia. SunTrust Mortgage, Inc.’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

Underwriting Guidelines

of SunTrust Mortgage, Inc:

SunTrust Mortgage underwriting guidelines generally follow standard Fannie Mae guidelines. They are designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust Mortgage may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust Mortgage also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters. SunTrust Mortgage continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust Mortgage requires that the borrower’s sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower’s financial condition, SunTrust Mortgage may require a description of assets and income. Liabilities and expenses are included on the application and SunTrust Mortgage obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment. Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Selfemployed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust Mortgage may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores to assist in making a credit decision. “Credit scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

As a general rule, SunTrust Mortgage offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower’s primary residence, 2nd home or investor property. The maximum loan amount for a cash out refinance $2,000,000 with $200,000 cash back to the borrower for LTV’s > 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class I-A-1 Certificates					Class I-A-2 Certificates
	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	90	65	41	15
May 2008	100	100	100	100	100	100	80	34	0	0
May 2009	100	100	100	100	87	100	72	12	0	0
May 2010	100	100	100	99	30	100	66	0	0	0
May 2011	100	100	100	52	0	100	63	0	0	0
May 2012	99	95	88	25	0	100	62	0	0	0
May 2013	99	88	74	9	0	100	50	0	0	0
May 2014	98	79	56	2	0	100	42	0	0	0
May 2015	97	68	42	0	0	100	36	0	0	0
May 2016	95	57	32	0	0	100	32	0	0	0
May 2017	92	45	24	0	0	100	27	0	0	0
May 2018	88	35	18	0	0	100	24	0	0	0
May 2019	84	25	13	0	0	100	20	0	0	0
May 2020	80	17	9	0	0	100	17	0	0	0
May 2021	76	10	5	0	0	100	15	0	0	0
May 2022	71	3	3	0	0	99	12	0	0	0
May 2023	66	0	1	0	0	99	9	0	0	0
May 2024	60	0	0	0	0	99	5	0	0	0
May 2025	55	0	0	0	0	99	1	0	0	0
May 2026	48	0	0	0	0	99	0	0	0	0
May 2027	42	0	0	0	0	99	0	0	0	0
May 2028	35	0	0	0	0	97	0	0	0	0
May 2029	27	0	0	0	0	87	0	0	0	0
May 2030	19	0	0	0	0	76	0	0	0	0
May 2031	11	0	0	0	0	64	0	0	0	0
May 2032	2	0	0	0	0	51	0	0	0	0
May 2033	0	0	0	0	0	34	0	0	0	0
May 2034	0	0	0	0	0	15	0	0	0	0
May 2035	0	0	0	0	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	18.96	10.73	9.16	5.37	3.69	25.69	7.76	1.63	0.90	0.64

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class I-A-3 Certificates					Class I-A-4 Certificates
	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	99	83	83	83	83	100	100	100	100	100
May 2008	98	65	65	58	20	100	100	100	100	100
May 2009	97	48	48	11	0	100	100	100	100	0
May 2010	96	31	29	0	0	100	100	100	0	0
May 2011	94	14	3	0	0	100	100	100	0	0
May 2012	93	0	0	0	0	100	100	55	0	0
May 2013	92	0	0	0	0	100	100	21	0	0
May 2014	91	0	0	0	0	100	100	14	0	0
May 2015	90	0	0	0	0	100	100	14	0	0
May 2016	87	0	0	0	0	100	100	13	0	0
May 2017	82	0	0	0	0	100	100	13	0	0
May 2018	77	0	0	0	0	100	100	13	0	0
May 2019	71	0	0	0	0	100	100	12	0	0
May 2020	65	0	0	0	0	100	100	12	0	0
May 2021	58	0	0	0	0	100	100	12	0	0
May 2022	51	0	0	0	0	100	100	12	0	0
May 2023	44	0	0	0	0	100	100	12	0	0
May 2024	36	0	0	0	0	100	100	11	0	0
May 2025	27	0	0	0	0	100	100	8	0	0
May 2026	18	0	0	0	0	100	88	6	0	0
May 2027	8	0	0	0	0	100	73	5	0	0
May 2028	0	0	0	0	0	100	60	3	0	0
May 2029	0	0	0	0	0	100	48	2	0	0
May 2030	0	0	0	0	0	100	38	2	0	0
May 2031	0	0	0	0	0	100	29	1	0	0
May 2032	0	0	0	0	0	100	21	1	0	0
May 2033	0	0	0	0	0	100	14	*	0	0
May 2034	0	0	0	0	0	100	8	*	0	0
May 2035	0	0	0	0	0	71	3	*	0	0
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	15.28	2.93	2.80	2.02	1.52	29.23	23.37	7.98	3.65	2.61

(*)

Indicates a number that is greater than zero but less than 0.5%.

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class II-A Certificates					Class III-A Certificates
	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	100	90	81	72	62	100	90	81	72	62
May 2008	99	80	63	47	33	99	80	63	47	33
May 2009	99	71	48	30	16	99	71	48	30	16
May 2010	99	63	36	18	6	99	63	36	18	6
May 2011	98	55	27	9	0	99	55	27	10	0
May 2012	98	49	20	5	0	98	49	20	5	0
May 2013	98	43	15	2	0	98	43	15	2	0
May 2014	97	38	11	*	0	97	38	11	*	0
May 2015	97	34	9	0	0	97	34	9	0	0
May 2016	96	30	7	0	0	96	30	7	0	0
May 2017	94	27	5	0	0	94	27	5	0	0
May 2018	91	23	4	0	0	91	24	4	0	0
May 2019	88	20	3	0	0	89	21	3	0	0
May 2020	86	18	3	0	0	86	18	3	0	0
May 2021	83	15	2	0	0	83	16	2	0	0
May 2022	79	13	2	0	0	80	14	2	0	0
May 2023	76	12	1	0	0	77	12	1	0	0
May 2024	72	10	1	0	0	73	10	1	0	0
May 2025	68	8	1	0	0	69	8	1	0	0
May 2026	63	7	*	0	0	65	7	1	0	0
May 2027	59	6	*	0	0	60	6	*	0	0
May 2028	54	5	*	0	0	55	5	*	0	0
May 2029	48	4	*	0	0	50	4	*	0	0
May 2030	43	3	*	0	0	44	3	*	0	0
May 2031	36	2	*	0	0	37	2	*	0	0
May 2032	30	2	*	0	0	31	2	*	0	0
May 2033	22	1	*	0	0	23	1	*	0	0
May 2034	15	1	*	0	0	15	1	*	0	0
May 2035	6	*	*	0	0	7	*	*	0	0
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.46	7.85	3.92	2.34	1.68	21.63	7.87	3.93	2.34	1.68

(*)

Indicates a number that is greater than zero but less than 0.5%.

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class B1 Certificates					Class B2 Certificates
	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100
May 2008	99	99	99	99	99	99	99	99	99	99
May 2009	99	99	99	99	99	99	99	99	99	99
May 2010	99	99	99	99	99	99	99	99	99	99
May 2011	98	98	98	98	92	98	98	98	98	92
May 2012	98	95	92	88	55	98	95	92	88	55
May 2013	97	91	84	76	33	98	91	84	76	33
May 2014	97	85	73	61	20	97	85	73	61	20
May 2015	97	77	61	45	12	97	77	61	45	12
May 2016	96	69	48	31	7	96	69	48	31	7
May 2017	93	61	37	21	4	93	61	37	21	4
May 2018	91	53	29	15	2	91	53	29	15	2
May 2019	88	46	23	10	1	88	46	23	10	1
May 2020	85	40	18	7	1	85	40	18	7	1
May 2021	82	35	14	5	*	82	35	14	5	*
May 2022	79	30	10	3	*	79	30	10	3	*
May 2023	75	26	8	2	*	76	26	8	2	*
May 2024	72	22	6	1	*	72	22	6	1	*
May 2025	68	19	5	1	*	68	19	5	1	*
May 2026	63	16	3	1	*	63	16	3	1	*
May 2027	59	13	3	*	*	59	13	3	*	*
May 2028	54	11	2	*	*	54	11	2	*	*
May 2029	48	9	1	*	*	48	9	1	*	*
May 2030	42	7	1	*	*	42	7	1	*	*
May 2031	36	5	1	*	*	36	5	1	*	*
May 2032	29	4	*	*	*	29	4	*	*	*
May 2033	22	3	*	*	*	22	3	*	*	*
May 2034	15	2	*	*	*	15	2	*	*	*
May 2035	6	1	*	*	*	6	1	*	*	*
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.40	13.67	10.64	9.15	6.76	21.42	13.67	10.64	9.15	6.76

(*)

Indicates a number that is greater than zero but less than 0.5%.

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class B3 Certificates					Class PO Certificates
	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	90	81	72	63
May 2008	99	99	99	99	99	99	81	65	50	38
May 2009	99	99	99	99	99	99	73	52	35	22
May 2010	99	99	99	99	99	98	65	41	24	13
May 2011	98	98	98	98	92	97	58	33	17	8
May 2012	98	95	92	88	55	97	52	26	12	5
May 2013	98	91	84	76	33	96	46	21	8	3
May 2014	97	85	73	61	20	95	41	16	6	2
May 2015	97	77	61	45	12	95	37	13	4	1
May 2016	96	69	48	31	7	93	33	10	3	1
May 2017	93	61	37	21	4	90	29	8	2	*
May 2018	91	53	29	15	2	88	25	6	1	*
May 2019	88	46	23	10	1	85	22	5	1	*
May 2020	85	40	18	7	1	82	19	4	1	*
May 2021	82	35	14	5	*	79	16	3	*	*
May 2022	79	30	10	3	*	75	14	2	*	*
May 2023	76	26	8	2	*	71	12	2	*	*
May 2024	72	22	6	1	*	67	10	1	*	*
May 2025	68	19	5	1	*	63	9	1	*	*
May 2026	63	16	3	1	*	59	7	1	*	*
May 2027	59	13	3	*	*	54	6	1	*	*
May 2028	54	11	2	*	*	49	5	*	*	*
May 2029	48	9	1	*	*	44	4	*	*	*
May 2030	42	7	1	*	*	38	3	*	*	*
May 2031	36	5	1	*	*	32	2	*	*	*
May 2032	29	4	*	*	*	26	2	*	*	*
May 2033	22	3	*	*	*	19	1	*	*	*
May 2034	15	2	*	*	*	12	1	*	*	*
May 2035	6	1	*	*	*	4	*	*	*	*
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.42	13.67	10.64	9.15	6.76	20.60	8.15	4.42	2.88	2.06

(*)

Indicates a number that is greater than zero but less than 0.5%.

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Pre-Tax Yield to Maturity of the Class X Certificates at the Following Percentages of the Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$132,961	29.29	18.21	6.51	-5.93	-19.26

Pre-Tax Yield to Maturity of the Class PO Certificates at the Following Percentages of the Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$1,076,715	2.00	5.78	11.18	17.48	24.65

Aggregate Collateral Summary

Aggregate Outstanding Principal Balance	$500,004,047.41
Aggregate Original Principal Balance	$500,255,366.00
Number of Mortgage Loans	2,401

	Minimum	Maximum	Average(1)
Original Principal Balance	$28,000.00	$1,800,000.00	$208,352.92
Outstanding Principal Balance	$28,000.00	$1,796,966.90	$208,248.25

	Minimum	Maximum	Weighted Average(2)
Original Term (mos)	360	360	360
Stated Remaining Term (mos)	350	358	357
Loan Age (mos)	2	10	3
Current Interest Rate	5.500%	8.375%	7.167%
Original Loan-to-Value	19.36%	95.00%	77.44%
Original Combined Loan-to-Value	24.76%	100.00%	91.73%
Credit Score(3)	635	814	701
Debt-to-Income Ratio(4)	7.06%	54.81%	39.31%

		Earliest	Latest
Maturity Date:		7/1/2035	3/1/2036

Lien Position	Percent of Mortgage Pool	Year of Origination	Percent of Mortgage Pool
1st Lien	100.00%	2005	32.57%
		2006	67.43%

Mortgage Insurance	Percent of Mortgage Pool	Loan Purpose	Percent of Mortgage Pool
% LTV > 80.00 with MI	100.00%	Cash Out Refinance	21.54%
		Purchase	72.74%
Occupancy	Percent of Mortgage Pool	Rate/Term Refinance	5.73%
Investor	33.27%
Owner Occupied	59.70%
Second Home	7.03%	Property Type	Percent of Mortgage Pool
		2-4 Family	10.36%
		Condominium	6.76%
Loan Type	Percent of Mortgage Pool	Hi-Rise Condo	1.28%
FIXED	27.79%	PUD	25.43%
FIXED IO	72.21%	PUD-Detached	0.04%
		Single Family	55.01%
		Townhouse	1.12%

(1)

Sum of Principal Balance divided by total number of loans.

(2)

Weighted by Outstanding Principal Balance.

(3)

Minimum and Weighting only for loans with scores.

(4)

Weighting only for loans with Debt-to-Income Ratio.

Mortgage Rates for the Aggregate Mortgage Loans

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
5.001% to 5.500%	1	199,248.85	0.04	5.500	699	199,248.85	80.00	100.00
5.501% to 6.000%	28	6,401,445.13	1.28	5.913	718	228,623.04	73.00	35.24
6.001% to 6.500%	188	41,578,436.60	8.32	6.383	695	221,161.90	72.30	26.41
6.501% to 7.000%	728	173,947,191.88	34.79	6.846	692	238,938.45	75.70	13.43
7.001% to 7.500%	857	172,532,060.61	34.51	7.314	702	201,320.96	78.98	9.92
7.501% to 8.000%	486	88,018,854.58	17.60	7.767	714	181,108.75	80.04	4.63
8.001% to 8.500%	113	17,326,809.76	3.47	8.233	722	153,334.60	80.11	2.11
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.500% per annum to 8.375% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.167% per annum.

Original Months to Stated Maturity for the Aggregate Mortgage Loans

Range of Original Months to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
360	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Remaining Months to Stated Maturity for the Aggregate Mortgage Loans

Range of Remaining Months to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
350 - 358	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 350 months to 358 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 357 months.

Outstanding Mortgage Loan Principal Balances for the Aggregate Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
$50,000.00 or less	57	2,483,527.06	0.50	7.670	727	43,570.65	79.07	21.70
$50,000.01 to $100,000.00	388	30,260,316.10	6.05	7.375	715	77,990.51	78.15	19.38
$100,000.01 to $150,000.00	581	72,807,691.02	14.56	7.244	704	125,314.44	78.45	16.07
$150,000.01 to $200,000.00	487	84,613,808.26	16.92	7.164	698	173,744.99	79.28	13.21
$200,000.01 to $250,000.00	275	61,382,122.50	12.28	7.209	693	223,207.72	79.24	6.83
$250,000.01 to $300,000.00	202	55,353,234.63	11.07	7.072	695	274,025.91	79.00	8.45
$300,000.01 to $350,000.00	103	33,380,769.14	6.68	7.193	697	324,085.14	78.49	7.76
$350,000.01 to $400,000.00	97	36,427,948.95	7.29	7.082	694	375,545.87	77.15	8.01
$400,000.01 to $450,000.00	55	23,436,872.01	4.69	7.058	702	426,124.95	74.01	16.33
$450,000.01 to $500,000.00	42	19,976,212.09	4.00	6.987	713	475,624.10	74.65	9.71
$500,000.01 to $550,000.00	24	12,580,022.30	2.52	7.036	707	524,167.60	76.72	8.28
$550,000.01 to $600,000.00	28	16,192,977.23	3.24	7.161	714	578,320.62	75.68	10.70
$600,000.01 to $650,000.00	17	10,904,226.72	2.18	6.937	706	641,425.10	73.05	23.83
$650,000.01 to $700,000.00	10	6,792,587.66	1.36	7.390	703	679,258.77	78.04	9.72
$700,000.01 to $750,000.00	3	2,161,250.00	0.43	7.340	696	720,416.67	67.01	0.00
$750,000.01 to $800,000.00	7	5,481,016.68	1.10	7.092	690	783,002.38	72.51	14.01
$800,000.01 to $850,000.00	5	4,192,000.00	0.84	7.076	701	838,400.00	72.04	0.00
$850,000.01 to $900,000.00	1	859,278.00	0.17	7.125	692	859,278.00	80.00	0.00
$900,000.01 to $950,000.00	5	4,598,781.24	0.92	7.298	717	919,756.25	73.72	19.66
$950,000.01 to $1,000,000.00	8	7,920,000.00	1.58	7.466	726	990,000.00	73.50	0.00
Greater than or equal to $1,000,000.01	6	8,199,405.82	1.64	6.964	708	1,366,567.64	60.09	14.98
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the  Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from 28,000.00 to $1,796,966.90 and the average outstanding principal balance of the Mortgage Loans was approximately $208,248.25.

Product Types for the Aggregate Mortgage Loans

Product Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Fixed	807	138,954,949.34	27.79	7.145	694	172,187.05	76.71	14.85
Fixed IO	1,594	361,049,098.07	72.21	7.175	704	226,505.08	77.72	10.45
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Amortization Types for the Aggregate Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
10 Year IO	1,594	361,049,098.07	72.21	7.175	704	226,505.08	77.72	10.45
Fully Amortizing	807	138,954,949.34	27.79	7.145	694	172,187.05	76.71	14.85
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Mortgage Loan Age Summary for the Aggregate Mortgage Loans

Mortgage Loan Age Summary	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
2	463	96,273,266.67	19.25	7.214	694	207,933.62	77.43	12.43
3	1,094	227,808,045.51	45.56	7.224	702	208,234.05	77.82	8.95
4	428	93,850,801.86	18.77	7.185	701	219,277.57	76.48	11.88
5	182	36,372,934.28	7.27	7.164	707	199,851.29	77.41	15.19
6	93	18,983,981.79	3.80	6.875	699	204,128.84	76.31	20.62
7	86	18,080,018.63	3.62	6.669	714	210,232.77	78.53	19.03
8	36	5,507,569.20	1.10	6.663	710	152,988.03	79.23	23.61
9	16	2,715,723.51	0.54	6.643	726	169,732.72	75.89	18.41
10	3	411,705.96	0.08	6.49	709	137,235.32	73.64	36.97
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 3 months.

State Distributions of Mortgaged Properties for the Aggregate Mortgage Loans

State Distributions of Mortgaged Properties	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Alabama	15	3,374,431.15	0.67	6.985	701	224,962.08	73.58	10.15
Arizona	92	23,818,113.90	4.76	7.314	702	258,892.54	78.23	10.91
Arkansas	6	759,709.77	0.15	7.162	680	126,618.30	82.31	0.00
California	213	82,924,887.72	16.58	7.020	707	389,318.72	73.53	5.23
Colorado	56	11,500,423.58	2.30	7.074	701	205,364.71	79.50	15.99
Connecticut	22	6,078,924.28	1.22	6.922	697	276,314.74	75.10	15.65
Delaware	3	829,500.00	0.17	7.595	727	276,500.00	79.55	0.00
District of Columbia	7	3,660,499.80	0.73	6.998	711	522,928.54	70.91	7.32
Florida	422	90,000,915.20	18.00	7.349	704	213,272.31	78.55	6.75
Georgia	482	76,574,005.54	15.31	7.136	700	158,867.23	78.32	16.54
Idaho	16	2,480,238.20	0.50	7.062	695	155,014.89	78.86	25.46
Illinois	21	4,473,344.43	0.89	7.162	688	213,016.40	76.08	50.60
Indiana	26	2,037,339.73	0.41	7.737	750	78,359.22	79.48	7.67
Iowa	15	1,448,710.62	0.29	7.476	712	96,580.71	81.66	0.00
Kansas	3	436,734.59	0.09	7.109	663	145,578.20	83.98	30.96
Kentucky	5	898,528.93	0.18	7.078	694	179,705.79	73.47	13.98
Louisiana	6	789,920.00	0.16	7.000	687	131,653.33	80.00	61.93
Maine	20	3,260,706.09	0.65	7.408	691	163,035.30	79.50	0.00
Maryland	57	13,169,330.21	2.63	7.024	678	231,040.88	79.14	5.10
Massachusetts	23	6,606,989.74	1.32	7.244	700	287,260.42	73.41	25.15
Michigan	43	5,399,578.18	1.08	7.437	698	125,571.59	78.05	12.96
Minnesota	25	4,691,207.74	0.94	7.214	696	187,648.31	79.22	10.71
Mississippi	12	1,666,605.59	0.33	6.948	672	138,883.80	80.97	23.57
Missouri	9	1,071,672.86	0.21	7.064	665	119,074.76	79.12	13.10
Montana	7	1,907,331.10	0.38	7.211	678	272,475.87	80.27	0.00
Nebraska	2	202,221.55	0.04	7.314	682	101,110.78	77.25	0.00
Nevada	20	4,885,033.72	0.98	7.064	697	244,251.69	77.68	19.75
New Hampshire	3	860,646.66	0.17	7.210	685	286,882.22	77.38	0.00
New Jersey	11	2,767,237.05	0.55	7.500	669	251,567.00	77.34	0.00
New Mexico	47	7,553,120.01	1.51	7.126	705	160,704.68	77.88	5.74
New York	22	8,187,656.63	1.64	6.958	693	372,166.21	75.93	15.10
North Carolina	96	16,084,073.25	3.22	6.830	707	167,542.43	77.86	26.17
North Dakota	1	85,500.00	0.02	8.000	719	85,500.00	90.00	0.00
Ohio	36	4,151,272.61	0.83	7.276	699	115,313.13	79.29	17.05
Oklahoma	5	428,872.30	0.09	7.336	675	85,774.46	80.97	27.03
Oregon	56	12,689,296.35	2.54	7.080	700	226,594.58	79.12	13.25
Pennsylvania	15	1,987,451.89	0.40	7.164	688	132,496.79	82.35	15.91
South Carolina	49	6,652,436.06	1.33	7.075	706	135,764.00	79.62	16.70
South Dakota	4	424,960.00	0.08	7.166	727	106,240.00	80.00	55.20
Tennessee	108	17,804,113.92	3.56	7.244	708	164,852.91	77.41	25.08
Texas	98	13,147,842.69	2.63	7.443	710	134,161.66	79.18	4.87
Utah	16	3,326,646.73	0.67	7.228	696	207,915.42	80.00	3.67
Vermont	1	148,800.00	0.03	7.375	668	148,800.00	80.00	0.00
Virginia	123	29,823,788.34	5.96	7.166	687	242,469.82	77.61	10.61
Washington	64	15,407,525.03	3.08	7.059	704	240,742.58	78.92	9.92
West Virginia	2	528,750.00	0.11	7.007	660	264,375.00	87.05	0.00
Wisconsin	12	2,373,903.67	0.47	7.537	716	197,825.31	78.02	20.14
Wyoming	4	623,250.00	0.12	7.143	707	155,812.50	79.31	0.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

No more than approximately 0.68% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

Original Loan-to-Value Ratios for the Aggregate Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	28	8,752,953.82	1.75	6.661	709	312,605.49	41.89	13.69
50.01% to 55.00%	14	3,810,926.08	0.76	6.511	703	272,209.01	52.58	23.12
55.01% to 60.00%	22	8,871,531.42	1.77	6.884	688	403,251.43	57.76	18.80
60.01% to 65.00%	112	33,304,830.91	6.66	6.750	700	297,364.56	64.26	12.47
65.01% to 70.00%	83	18,074,463.51	3.61	7.155	707	217,764.62	68.95	13.01
70.01% to 75.00%	69	15,576,228.33	3.12	7.233	698	225,742.44	74.03	19.28
75.01% to 80.00%	1,959	391,367,630.55	78.27	7.215	702	199,779.29	79.84	11.13
80.01% to 85.00%	6	925,312.64	0.19	7.476	681	154,218.77	84.36	0.00
85.01% to 90.00%	65	11,335,712.14	2.27	7.397	683	174,395.57	89.72	9.74
90.01% to 95.00%	43	7,984,458.01	1.60	7.278	673	185,685.07	94.94	5.42
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 19.36% to 95.00% and the weighted average Original Loan-to-Value was approximately 77.44%.

Combined Loan-to-Value Ratios for the Aggregate Mortgage Loans

Range of Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	25	8,038,472.76	1.61	6.666	711	321,538.91	41.73	9.55
50.01% - 55.00%	14	3,810,926.08	0.76	6.511	703	272,209.01	52.58	23.12
55.01% - 60.00%	21	8,481,379.49	1.70	6.811	689	403,875.21	57.07	24.74
60.01% - 65.00%	68	23,199,119.58	4.64	6.732	694	341,163.52	64.26	13.14
65.01% - 70.00%	32	8,808,631.36	1.76	7.035	701	275,269.73	68.63	5.85
70.01% - 75.00%	26	5,784,046.09	1.16	6.887	679	222,463.31	72.12	5.72
75.01% - 80.00%	212	47,056,365.52	9.41	7.154	699	221,963.99	79.08	8.9
80.01% - 85.00%	18	4,837,521.76	0.97	7.140	673	268,751.21	75.42	7.59
85.01% - 90.00%	207	45,312,555.38	9.06	7.235	694	218,901.23	80.41	10.34
90.01% - 95.00%	278	58,544,369.68	11.71	7.357	704	210,591.26	80.66	8.25
95.01% - 100.00%	1,500	286,130,659.71	57.23	7.198	704	190,753.77	79.46	12.81
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 24.76% to 100.00% and the weighted average Combined Loan-to-Value was approximately 91.73%.

Silent Seconds for the Aggregate Mortgage Loans

Silent Seconds	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
No	500	121,475,928.63	24.29	7.024	694	242,951.86	73.06	10.65
Yes	1,901	378,528,118.78	75.71	7.213	703	199,120.53	78.84	12.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Loan Purpose for the Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Cash Out Refinance	376	107,677,848.76	21.54	6.998	686	286,377.26	72.03	15.80
Purchase	1,893	363,689,467.43	72.74	7.234	707	192,123.33	79.18	9.79
Rate/Term Refinance	132	28,636,731.22	5.73	6.947	689	216,944.93	75.57	20.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Property Type for the Aggregate Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
2-4 Family	239	51,803,138.31	10.36	7.162	714	216,749.53	73.76	14.14
Condominium	201	33,815,982.64	6.76	7.254	705	168,238.72	76.75	12.57
Hi-Rise Condo	31	6,381,551.71	1.28	7.387	704	205,856.51	76.31	10.38
PUD	542	127,145,178.89	25.43	7.187	700	234,585.20	79.06	11.38
PUD-Detached	1	200,720.00	0.04	7.000	750	200,720.00	80.00	0.00
Single Family	1,362	275,048,188.21	55.01	7.143	699	201,944.34	77.50	11.42
Townhouse	25	5,609,287.65	1.12	7.178	715	224,371.51	76.71	4.53
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Documentation for the Aggregate Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Full/Alternative	332	58,356,636.80	11.67	6.894	700	175,773.00	76.44	100.00
No Documentation	329	64,974,936.53	12.99	7.369	713	197,492.21	76.08	0.00
No Ratio	496	105,433,481.55	21.09	7.270	699	212,567.50	77.98	0.00
Stated Income	931	211,465,819.58	42.29	7.096	699	227,138.37	77.79	0.00
Stated/Stated	313	59,773,172.95	11.95	7.280	699	190,968.60	77.65	0.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Occupancy for the Aggregate Mortgage Loans

Occupancy	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Investor	1,036	166,335,392.64	33.27	7.392	725	160,555.40	76.66	13.82
Owner Occupied	1,204	298,520,061.25	59.70	7.018	686	247,940.25	77.67	10.72
Second Home	161	35,148,593.52	7.03	7.365	715	218,314.25	79.09	9.57
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

Debt-to-Income Ratios for the Aggregate Mortgage Loans

Range of Debt-to-Income Ratios	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
N/A	825	170,408,418.08	34.08	7.308	704	206,555.66	77.26	0.00
5.01% - 10.00%	6	793,222.44	0.16	6.846	720	132,203.74	67.78	19.19
10.01% - 15.00%	17	2,338,703.99	0.47	7.312	718	137,570.82	78.91	9.75
15.01% - 20.00%	27	5,626,674.22	1.13	6.938	703	208,395.34	71.28	3.45
20.01% - 25.00%	62	10,977,035.00	2.20	7.155	701	177,048.95	78.50	11.18
25.01% - 30.00%	104	18,410,438.65	3.68	7.094	704	177,023.45	76.22	15.26
30.01% - 35.00%	199	42,861,117.89	8.57	7.109	700	215,382.50	77.75	9.70
35.01% - 40.00%	327	72,147,418.77	14.43	7.097	699	220,634.31	77.64	13.45
40.01% - 45.00%	493	103,003,881.26	20.60	7.091	696	208,932.82	78.43	17.04
45.01% - 50.00%	302	64,438,016.95	12.89	7.065	699	213,370.92	76.64	30.05
50.01% - 55.00%	39	8,999,120.16	1.80	7.225	728	230,746.67	77.42	32.98
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the Debt-to-Income Ratio of the Mortgage Loans ranged from 7.06% to 54.81% and the weighted average Debt-to-Income was approximately 39.31%.

Original Prepayment Penalty Term for the Aggregate Mortgage Loans

Original Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
None	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Credit Scores for the Aggregate Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
626 - 650	239	54,647,166.92	10.93	6.976	643	228,649.23	77.10	16.44
651 - 675	508	112,441,526.94	22.49	7.061	663	221,341.59	78.07	13.55
676 - 700	528	107,600,258.18	21.52	7.194	688	203,788.37	77.26	8.40
701 - 725	408	81,201,835.08	16.24	7.268	712	199,024.11	77.93	7.63
726 - 750	345	65,003,796.88	13.00	7.256	737	188,416.80	76.92	11.54
751 - 775	234	49,359,159.71	9.87	7.218	763	210,936.58	76.61	13.83
776 - 800	121	25,438,532.27	5.09	7.286	784	210,235.80	77.76	13.08
801 and Greater	18	4,311,771.43	0.86	7.149	805	239,542.86	75.66	29.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 635 to 814 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 701.

Lien Type for the Aggregate Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
1	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Delinquency Status of the Aggregate Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Current	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

30 Days Delinquent Loan History

Number of Times 30 Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
0	2,376	496,072,083.24	99.21	7.166	701	208,784.55	77.42	11.68
1	16	2,543,705.55	0.51	7.268	699	158,981.60	79.12	7.22
2	9	1,388,258.62	0.28	7.193	713	154,250.96	80.69	14.98
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

60 Days Delinquent Loan History*

Number of Times 60 Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
0	2,399	499,668,847.41	99.93	7.167	701	208,282.14	77.43	11.68
1	2	335,200.00	0.07	7.000	715	167,600.00	80.00	0.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

* 2 loans that were previously 60 days delinquent and have since become current will be removed from the closing collateral.

90 Days Delinquent Loan History*

Number of Times 90 Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
0	2,400	499,836,047.41	99.97	7.167	701	208,265.02	77.43	11.68
2	1	168,000.00	0.03	6.875	745	168,000.00	80.00	0.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

* 1 loan that was previously 90 days delinquent and has since become current will be removed from the closing collateral.

Bear Stearns’ Contacts

Banking
Matthew Perkins Senior Managing Director	Phone: 212-272-7977 Email: mperkins@bear.com
Josephine Musso Managing Director	Phone: 212-272-6033 Email: jmusso@bear.com
G. Scott Tabor Associate	Phone: 212-272-5925 Email: gtabor@bear.com
Structuring
Lisa Marks Managing Director	Phone: 212-272-6420 Email: lmarks@bear.com
T.J. Durkin Associate Director	Phone: 212-272-3023 Email: tdurkin@bear.com
Trading
Jeff Verschleiser	Phone: 212-272-5451
Senior Managing Director	Email: jverschleiser@bear.com

Scott Eichel	Phone: 212-272-5451
Senior Managing Director	Email: seichel@bear.com

Doug Lucas	Phone: 212-272-5451
Senior Managing Director	Email: dlucas@bear.com

Perry Rahbar	Phone: 212-272-5451
Associate Director	Email: prahbar@bear.com

Bear Stearns’ Contacts (cont.)
ABS Syndicate
Carol Fuller Senior Managing Director	Phone: 212-272-4955 Email: cfuller@bear.com
Angela Ward Associate Director	Phone: 212-272-4955 Email: adward@bear.com
Rating Agency Contacts
Moody’s
Denise Chui	Phone: 212-553-1022 Email: harwai.chui@moodys.com
Odile Grisard Boucher	Phone: 212-553-1382 Email: odile.grisardboucher@moodys.com
Fitch
Lee Tam-Blumenthal	Phone: 212-908-0323 Email: lee.tam-blumental@fitchratings.com